Exhibit 23.1 Madsen & Associates, CPA’s Inc. Certified Public Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1A (Amendment No. 5), of our report dated February 3, 2012 , relating to the audited financial statements of Monarchy Resources, Inc., and to the reference to our Firm under the caption “Interest of Named Experts and Counsel” appearing in the Prospectus.

/s/b Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s Inc.
Salt Lake City, Utah
February 22, 2012